FORM OF

                              EDISON INTERNATIONAL

                                       TO

                              THE BANK OF NEW YORK,
                                   AS TRUSTEE



                          SUPPLEMENTAL INDENTURE NO. 3



                          Dated as of November 8, 2000



                                  $350,000,000

                          Floating Rate Notes due 2001

                              EDISON INTERNATIONAL

                                  $350,000,000

                          Floating Rate Notes due 2001

                          SUPPLEMENTAL INDENTURE NO. 3


         SUPPLEMENTAL INDENTURE No. 3, dated as of November 8, 2000, between Edison International, a California corporation (the "Corporation"), and The Bank of New York, a New York banking corporation, as successor Trustee (the "Trustee") to Harris Trust and Savings Bank, an Illinois banking corporation.

                                    RECITALS

         The Corporation and the Trustee are parties to a Senior Indenture, dated as of September 28, 1999, as amended and supplemented (the "Senior Indenture"), providing for the issuance from time to time of series of the Corporation's Securities.

         Section 301 of the Senior Indenture provides for various matters with respect to any series of Securities issued under the Senior Indenture to be established in an indenture supplemental to the Senior Indenture.

         Section 901 of the Senior Indenture provides for the Corporation and the Trustee to enter into an indenture supplemental to the Senior Indenture to establish the form or terms of Securities of any series as provided by Sections 201 or 301 of the Senior Indenture.

         For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities of such series, as follows:

                                    ARTICLE 1
                       RELATION TO INDENTURE; DEFINITIONS

        Section 1.1. This Supplemental Indenture No. 3 constitutes an integral part of the Senior Indenture.

        Section 1.2. For all purposes of this Supplemental Indenture No. 3, except as otherwise expressly provided or unless the context otherwise requires:

        (A) capitalized terms used herein without definition will have the meanings specified in the Senior Indenture;

        (B) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

        (C) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

        (D) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America;

        (E) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Supplemental Indenture No. 3; and

        (F) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Supplemental Indenture No. 3 as a whole and not to any particular Article, Section or other subdivision.

        (G) Specific Definitions:

     (1) "Calculation Agent" means the Trustee, or its successor appointed by the Corporation, acting as calculation agent.

     (2) "Interest Determination Date" means the second London Business Day immediately preceding the first day of the relevant Interest Period.

     (3)  "Interest  Payment  Date" shall have the meaning  specified in Section
          2.4 hereof.

     (4) "Interest Period" means the period commencing on an Interest Payment Date for the Notes (or commencing on the issue date for the Notes, if no interest has been paid or duly made available for payment since that date) and ending on the day before the next succeeding Interest Payment Date for the Notes.

     (5) "LIBOR" for any Interest Determination Date will be the offered rate for deposits in U.S. dollars having an index maturity of three months for a period commencing on the second London Business Day immediately following the Interest Determination Date in amounts of not less than $1,000,000, as such rate appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on the Interest Determination Date (the "Reported Rate").

     (6) "London Business Day" means a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

     (7)  "Notes" shall have the meaning specified in Section 2.1 hereof.

     (8) "Regular Record Date" means, for the interest payable on any Interest Payment Date, the date which is fifteen calendar days immediately prior to such Interest Payment Date (whether or not a Business Day).

     (9) "Telerate Page 3750" means the display designated on page 3750 on Dow Jones Markets Limited (or such other page as may replace the 3750 page on that service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits or such other successor reporter of such rates as may be selected by the Calculation Agent and acceptable to the Corporation).

                                    ARTICLE 2
                            THE SERIES OF SECURITIES

         Section 2.1. Title of the Securities. There shall be a series of Securities designated the "Floating Rate Notes due 2001" (the "Notes").

         Section 2.2. Limitation on Aggregate Principal Amount; Date of Notes. The aggregate principal amount of the Notes initially shall be limited to $350,000,000. The Corporation may, without the consent of the Holders of the Notes, issue additional notes having the same interest rate and other terms as the Notes. Any additional notes will, together with the existing Notes, constitute a single series of notes under the Indenture. No additional notes may be issued if an Event of Default has occurred with respect to the existing Notes. Each Note shall be dated the date of its authentication.

        Section 2.3. Principal Payment Date. Subject to Section 2.4 hereof, the principal amount of the Notes Outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on November 1, 2001.

        Section 2.4. Interest and Interest Rates.

                  (A) Interest on the Notes shall be payable quarterly in arrears, on the first day of each February, May, August and November (each such date, an "Interest Payment Date"), commencing on February 1, 2001, until the principal hereof is paid or made available for payment. Interest will accrue from the issue date of the Notes, and will be paid to the Person in whose name such Note is registered in the Security Register at the close of business on the Regular Record Date for such interest installment. The interest so payable on any Note which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name such Note is registered in the Security Register at the close of business on a date ("Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. If any scheduled Interest Payment Date falls on a day that is not a Business Day, it will be postponed to the following Business Day. If the maturity date of the Notes falls on a day which is not a Business Day, the required payment of principal and/or interest shall be made on the following Business Day as if it were made on the date the payment was due. Interest will not accrue as a result of this delayed payment.

                  (B) The Notes will bear interest for each quarterly Interest Period at an annual rate determined by the Calculation Agent, subject to the maximum interest rate permitted by California or other applicable state law, as such law may be modified by United States law of general application. The interest rate applicable during each quarterly Interest Period will be equal to LIBOR on the Interest Determination Date for such Interest Period plus 0.50%; provided, however, that under the limited circumstances described below in
         Section 2.4(C), the interest rate will be determined without reference to LIBOR. Promptly upon such determination, the Calculation Agent will notify the Trustee, if the Trustee is not then serving as the Calculation Agent, of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and Holders of the Notes, the Corporation and the Trustee.

                  (C) If the following circumstances exist on any Interest Determination Date, the Calculation Agent shall determine the interest rate for the Notes as follows:

                           (1) In the event no Reported Rate appears on Telerate
                  Page 3750 as of approximately 11:00 a.m., London time, on an Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Corporation) to provide a quotation of the rate (the "Rate Quotation") at which three month deposits in amounts of not less than $1,000,000 are offered by it to prime banks in the London interbank market, as of approximately 11:00 a.m., London time, on such Interest Determination Date, that are representative of single transactions at such time (the "Representative Amounts"). If at least two Rate Quotations are provided, the interest rate will be the arithmetic mean of the Rate Quotations obtained by the Calculation Agent, plus 0.50%.

                           (2) In the event no Reported Rate appears on Telerate
                  Page 3750 as of approximately 11:00 a.m., London time, on an Interest Determination Date and there are fewer than two Rate Quotations, the interest rate will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Determination Date, by three major banks in New York City selected by the Calculation Agent (after consultation with the Corporation), for loans in Representative Amounts in U.S. dollars to leading European banks, having a term of three months for a period commencing on the second London Business Day immediately following such Interest Determination Date, plus 0.50%; provided, however, that if fewer than three banks selected by the Calculation Agent are quoting such rates, the interest rate for the applicable Interest Period will be the same as the interest rate in effect for the immediately preceding Interest Period.

                  (D) Upon the request of a Holder of the Notes, the Calculation Agent will provide to such Holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period.

                  (E) The amount of interest for each day that the Notes are outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for that day by 360 and multiplying that result by the principal amount of the Notes. The amount of interest to be paid on the Notes for each Interest Period will calculated by adding the Daily Interest Amounts for each day in the Interest Period. All dollar amounts resulting from such calculation will be rounded, if necessary, to the nearest cent with one-half cent rounded upward.

                  (F) The interest rate on the Notes will be subject to adjustment until the maturity date. In the event of a downgrade in the senior unsecured long-term debt rating of the Corporation (the "Rating") below A3 by Moody's Investors Service, Inc. ("Moody's") or A-by Standard & Poor's Rating Service ("S&P"), the interest rate on the Notes will be adjusted in accordance with the table set forth below in paragraph (J) of this Section.

                  (G) If, prior to the maturity of the Notes, either Moody's or S&P changes the Rating subsequent to an adjustment in the interest rate as a result of a previous Rating change by Moody's or S&P, the interest rate on the Notes will be re-adjusted in accordance with the table set forth in paragraph (J) below.

                  (H) The Notes will bear interest at an annual rate of LIBOR plus 0.50% from the issue date of the Notes, until the first day of the first Interest Period following a downgrade in the Rating below A3 by Moody's or A- by S&P. Under the limited circumstances described under this Section 2.4, the interest rate will be determined without reference to LIBOR.

                  (I) Beginning with the first day of the first Interest Period after a Rating change, the Notes will bear interest at an adjusted interest rate. Subsequent interest rate adjustments (whether the adjustment is up or down) will also become effective on the first day of the first Interest Period after such Rating change.

                  (J) The adjusted annual interest rate for the Notes will be the sum of (1) LIBOR (calculated as provided in this Section 2.4), (2) 0.50% and (3) the sum of the Moody's and S&P adjustment amounts set forth below. Under the limited circumstances described under this
         Section 2.4, the interest rate will be determined without reference to LIBOR.


         --------------------- ---------------------- ----------------- -------------------------
                                 Moody's Adjustment                         S&P Adjustment
             Moody's Rating           Amount             S&P Rating              Amount
         --------------------- ---------------------- ----------------- -------------------------
                   A3                 0.000%                 A-                  0.000%
         --------------------- ---------------------- ----------------- -------------------------
                  Baa1                0.125%                BBB+                 0.125%
         --------------------- ---------------------- ----------------- -------------------------
                  Baa2                0.250%                 BBB                 0.250%
         --------------------- ---------------------- ----------------- -------------------------
                  Baa3                0.375%                BBB-                 0.375%
         --------------------- ---------------------- ----------------- -------------------------
              Ba1 or lower            0.875%            BB+ or lower             0.875%
         --------------------- ---------------------- ----------------- -------------------------

        Section 2.5. Place of Payment. The Place of Payment where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Corporation in respect of the Notes and the Senior Indenture may be served shall be the Corporate Trust Office of the Trustee.

        Section 2.6. Exchange. At any time, the Corporation may cause the Notes to be distributed to Holders of the Notes in definitive certificated form upon prior notice to the Trustee.

        Section 2.7. Denomination. The Notes shall be in registered form without coupons and shall be issuable in denominations of $1000 and integral multiples thereof.

        Section 2.8. Currency. Principal and interest and other amounts payable on the Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt.

        Section 2.9. Form of Notes. The Notes shall be issuable in whole in the form of one or more Global Securities, and the Depository for such Global Securities shall be Depository Trust Company, New York, New York. The Notes shall be substantially in the form attached as Exhibit A hereto.

        Section 2.10. Securities Registrar and Paying Agent; Unclaimed Amounts. The Trustee shall initially serve as Security Registrar and Paying Agent. Any amount paid to the Trustee or any Paying Agent, or held in trust by the Corporation, for payments on any Note, that remains unclaimed at the end of two years after such amount is due will be repaid to the Corporation.

        Section 2.11. No Redemption. The Notes may not be redeemed at any time prior to the principal payment date specified in Section 2.3 hereof.

        Section 2.12. No Defeasance or Covenant Defeasance. The Notes shall not be subject to Defeasance or Covenant Defeasance at the option of the Corporation pursuant to Article XIII of the Senior Indenture.

        Section 2.13. No Sinking Fund Obligations. The Corporation has no obligation to redeem or purchase any Notes pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

                                    ARTICLE 3
                            MISCELLANEOUS PROVISIONS

        Section 3.1. The Senior Indenture, as supplemented and amended by this Supplemental Indenture No. 3, is in all respects hereby adopted, ratified and confirmed.

        Section 3.2.  This  Supplemental  Indenture No. 3 may be executed in any
number  of  counterparts,   each  of  which  shall  be  an  original,  but  such
counterparts shall together constitute but one and the same instrument.

        Section 3.3. Nothing in this Supplemental Indenture No. 3, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns, and the Holders of the Notes, any benefit or legal or equitable right, remedy or claim under this Supplemental Indenture No. 3 or the Senior Indenture.

        Section 3.4. THIS SUPPLEMENTAL INDENTURE NO. 3 AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 3 to be duly executed, as of the day and year first written above.

                                       EDISON INTERNATIONAL


                                       By:   -----------------------------
                                             Name:  Mary C. Simpson
                                             Title:    Assistant Treasurer



Attest:
       -------------------------------------


                                         THE BANK OF NEW YORK,
                                              as Trustee

                                         By:
                                              -------------------------
                                                Authorized Signatory

Attest:
       -------------------------------------

                                   EXHIBIT A

                             [FORM OF FACE OF NOTE]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                              EDISON INTERNATIONAL

                           Floating Rate Note due 2001

No.                                                 $
    ----
                                               CUSIP No. 281 020 AE 7

         Edison International, a corporation duly organized and existing under the laws of the State of California (herein called the "Corporation," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________________or registered assigns, the initial principal sum of _________________________________________
_______________________________________________ on November 1, 2001, and to pay
interest thereon from November 8, 2000, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears, on the first day of each February, May, August and November (each such date, an "Interest Payment Date"), commencing on February 1, 2001, until the principal hereof is paid or made available for payment. Interest will accrue from the issue date of November 8, 2000 and will be paid to the Person in whose name this
Note is registered in the Security Register at the close of business on the Regular Record Date for such interest installment. The interest rate on the Notes for each quarterly interest period will be reset quarterly based on the three-month LIBOR rate plus 0.50%; provided, however, under limited circumstances, the interest rate on the Notes for each quarterly interest period will be determinted without reference to LIBOR. The interest so payable on any Note which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name such Note is registered in the Security Register at the close of business on a date ("Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. If any scheduled Interest Payment Date falls on a day that is not a Business Day, it will be postponed to the following Business Day. If the maturity date of the Notes falls on a day which is not a Business Day, the required payment of principal and/or interest shall be made on the following Business Day as if it were made on the date the payment was due. Additional interest will not accrue as a result of this delayed payment.

         Payment of the principal of and any such interest on this Note will be made at the office or agency of the Trustee maintained for that purpose in Chicago, Illinois, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Corporation payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

Dated as of Date of Authentication:

                                  EDISON INTERNATIONAL


                                  By
                                    ----------------------------------
                                     Name:
                                     Title:


Attest:



         This is one of the Floating Rate Notes Due 2001 referred to in the within-mentioned Indenture.

                                             THE BANK OF NEW YORK,
                                             as Trustee

                                             By:
                                                -------------------------------
                                                     Authorized Signatory

Dated:  _________________

                           [FORM OF REVERSE OF NOTE]

         This Floating Rate Note due 2001 is one of a duly authorized issue of securities of the Corporation (herein called the "Notes"), issued and to be issued in one or more series under a Senior Indenture, dated as of September 28, 1999, (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Corporation and The Bank of New York, as successor Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture) to Harris Trust and Savings Bank, and reference is hereby made to the Indenture for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $350,000,000.

         The Notes will bear interest for each quarterly Interest Period (as defined below) at an annual rate determined by the Calculation Agent (as defined below), subject to the maximum interest rate permitted by California or other applicable state law, as such law may be modified by United States law of general application. The interest rate applicable during each quarterly Interest Period will be equal to LIBOR (as defined below) on the Interest Determination Date (as defined below) for such Interest Period plus 0.50%; provided, however, that under the limited circumstances described below, the interest rate will be determined without reference to LIBOR. Promptly upon such determination, the Calculation Agent will notify the Trustee, if the Trustee is not then serving as the Calculation Agent, of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and Holders of the Notes, the Corporation and the Trustee.

         If the following circumstances exist on any Interest Determination Date, the Calculation Agent shall determine the interest rate for the Notes as follows:

                  (1) In the event no Reported Rate (as defined below) appears on Telerate Page 3750 (as defined below) as of approximately 11:00 a.m., London time, on an Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Corporation) to provide a quotation of the rate (the "Rate Quotation") at which three month deposits in amounts of not less than $1,000,000 are offered by it to prime banks in the London interbank market, as of approximately 11:00 a.m., London time, on such Interest Determination Date, that are representative of single transactions at such time (the "Representative Amounts"). If at least two Rate Quotations are provided, the interest rate will be the arithmetic mean of the Rate Quotations obtained by the Calculation Agent, plus 0.50%.

                  (2) In the event no Reported Rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on an Interest Determination Date and there are fewer than two Rate Quotations, the interest rate will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Determination Date, by three major banks in New York City selected by the Calculation Agent (after consultation with the Corporation), for loans in Representative Amounts in U.S. dollars to leading European banks, having a term of three months for a period commencing on the second London Business Day immediately following such Interest Determination Date, plus 0.50%; provided, however, that if fewer than three banks selected by the Calculation Agent are quoting such rates, the interest rate for the applicable Interest Period will be the same as the interest rate in effect for the immediately preceding Interest Period.

         Upon the request of a Holder of the Notes, the Calculation Agent will provide to such Holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period.

         The amount of interest for each day that the Notes are outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for that day by 360 and multiplying that result by the principal amount of the Notes. The amount of interest to be paid on the Notes for each Interest Period will calculated by adding the Daily Interest Amounts for each day in the Interest Period. All dollar amounts resulting from such calculation will be rounded, if necessary, to the nearest cent with one-half cent rounded upward.

         The interest rate on the Notes will be subject to adjustment until November 1, 2001. In the event of a downgrade in the senior unsecured long-term debt rating of the Corporation (the "Rating") below A3 by Moody's Investors Service, Inc. ("Moody's") or A- by Standard & Poor's Rating Service ("S&P"), the interest rate on the Notes will be adjusted in accordance with the table below.

         If, prior to the maturity of the Notes, either Moody's or S&P changes the Rating subsequent to an adjustment in the interest rate as a result of a previous Rating change by Moody's or S&P, the interest rate on the Notes will be re-adjusted in accordance with the table below.

         The Notes will bear interest at an annual rate of LIBOR plus 0.50% from November 8, 2000, until the first day of the first Interest Period following a downgrade below A3 by Moody's or A- by S&P.

         Beginning with the first day of the first Interest Period after a Rating change, the Notes will bear interest at an adjusted interest rate. Subsequent interest rate adjustments (whether the adjustment is up or down) will also become effective on the first day of the first Interest Period after such Rating change.

         The adjusted annual interest rate for the Notes will be the sum of (1) LIBOR, (2) 0.50% and (3) the sum of the Moody's and S&P adjustment amounts set forth below.

---------------------------- ------------------------------ ------------------------- ---------------------------
                                   Moody's Adjustment                                       S&P Adjustment
      Moody's Rating                    Amount                     S&P Rating                   Amount
---------------------------- ------------------------------ ------------------------- ---------------------------
            A3                          0.000%                         A-                       0.000%
---------------------------- ------------------------------ ------------------------- ---------------------------
           Baa1                         0.125%                        BBB+                      0.125%
---------------------------- ------------------------------ ------------------------- ---------------------------
           Baa2                         0.250%                        BBB                       0.250%
---------------------------- ------------------------------ ------------------------- ---------------------------
           Baa3                         0.375%                        BBB-                      0.375%
---------------------------- ------------------------------ ------------------------- ---------------------------
       Ba1 or lower                     0.875%                    BB+ or lower                  0.875%
---------------------------- ------------------------------ ------------------------- ---------------------------

         Under the limited circumstances described above, the interest rate will be determined without reference to LIBOR.

         The following definitions apply to this Note:

         "Calculation Agent" means the Trustee, or its successor appointed by the Corporation, acting as calculation agent.

         "Interest Determination Date" means the second London Business Day immediately preceding the first day of the relevant Interest Period.

         "Interest Period" means the period commencing on an Interest Payment Date for the Notes (or commencing on the issue date for the Notes, if no interest has been paid or duly made available for payment since that date) and ending on the day before the next succeeding Interest Payment Date for the Notes.

         "LIBOR" for any Interest Determination Date will be the offered rate for deposits in U.S. dollars having an index maturity of three months for a period commencing on the second London Business Day immediately following the Interest Determination Date in amounts of not less than $1,000,000, as such rate appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on the Interest Determination Date (the "Reported Rate").

         "London Business Day" means a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

         "Regular Record Date" means, for the interest payable on any Interest Payment Date, the date which is fifteen calendar days immediately prior to such Interest Payment Date (whether or not a Business Day).

         "Telerate Page 3750" means the display designated on page 3750 on Dow Jones Markets Limited (or such other page as may replace the 3750 page on that service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits or such other successor reporter of such rates as may be selected by the Calculation Agent and acceptable to the Corporation).

         The Notes will not be entitled to the benefits of any sinking fund. The Notes are not subject to redemption, Defeasance or Covenant Defeasance at the option of the Corporation.

         If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Corporation may, without the consent of the Holders of the Notes, issue additional notes having the same interest rates and other terms as the Notes. Any additional notes will, together with the existing Notes, constitute a single series of notes under the Indenture. No additional notes may be issued if any Event of Default has occurred with respect to the existing Notes. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected thereby (voting as one class). The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Securities of all series at the time Outstanding with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of the Securities of all such series, to waive, with certain exceptions, such past default with respect to all such series and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Security Registrar in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of the Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The Indenture and the Notes issued thereby shall be governed by and construed in accordance with the laws of the State of California.